     As filed with the Securities and Exchange Commission on August 18, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   ------------------------------------------

                           HANMI FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)


              DELAWARE                                 95-4788120
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)


       3660 WILSHIRE BOULEVARD, SUITE PH-A, LOS ANGELES, CALIFORNIA 90010
        (Address of Registrant's Principal Executive Offices) (Zip Code)

                   ------------------------------------------

                         THE HANMI FINANCIAL CORPORATION
                           YEAR 2000 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)


                                  YONG KU CHOE
                              SENIOR VICE PRESIDENT
                           AND CHIEF FINANCIAL OFFICER
                           HANMI FINANCIAL CORPORATION
                       3660 Wilshire Boulevard, Suite PH-A
                          Los Angeles, California 90010
                                 (213) 382-2200
            (Name, address and telephone number of agent for service)

                   ------------------------------------------

                                 With a copy to:

                             MARK A. BONENFANT, ESQ.
                       BUCHALTER, NEMER, FIELDS & YOUNGER,
                      A PROFESSIONAL CORPORATION 601 South
                           Figueroa Street, Suite 2400
                          Los Angeles, California 90017
                                 (213) 891-0700


                         CALCULATION OF REGISTRATION FEE

========================================= ================= ================ ================= ============
                                                            PROPOSED MAXIMUM PROPOSED MAXIMUM    AMOUNT OF
         TITLE OF SECURITIES                 AMOUNT TO BE    OFFERING PRICE      AGGREGATE     REGISTRATION
           TO BE REGISTERED                 REGISTERED (1)    PER UNIT (2)    OFFERING PRICE        FEE
========================================= ================= ================ ================= ============
Common Stock, $0.001 par value per share  1,482,837 shares       $13.75          $20,389,009      $5,383
========================================= ================= ================ ================= ============

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and is calculated based on the average of the bid and asked price on August 17, 2000.

PART II-INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents heretofore filed or to be filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

        (a) The Registrant's prospectus filed pursuant to Rule 424(b) on May 10, 2000;

        (b) The Registrant's Quarterly Report on Form 10-Q as filed with the Commission for the quarter ended March 31, 2000; and

        (e) The description of the Common Stock of the Registrant contained in the Company's Registration Statement on Form 8-A, filed by the Registrant on April 21, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All other documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby will be passed upon for the Registrant by Buchalter, Nemer, Fields & Younger, a Professional corporation, Los Angeles, California.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER        DESCRIPTION OF EXHIBIT
-------       ----------------------
   5.1    -   Opinion of Buchalter, Nemer, Fields & Younger, a Professional
              Corporation
  23.1    -   Consent of Deloitte & Touche LLP, Independent Auditors
  23.2    -   Consent of Kim & Lee Corporation, Independent Auditors
  23.3    -   Consent of Buchalter, Nemer, Fields & Younger, a Professional
              Corporation (included in its opinion filed as Exhibit 5.1)
  99.1    -   Hanmi Financial Corporation Year 2000 Stock Option Plan

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, August 2, 2000.

                            HANMI FINANCIAL CORPORATION


                            By: /S/ CHUNG HOON YOUK
                                ---------------------------
                                    Chung Hoon Youk
                                    President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of August 2, 2000.


/S/CHUNG HOON YOUK                            /S/YONG KU CHOE
-------------------------                     -------------------------
Chung Hoon Youk                               Yong Ku Choe
President and Chief Executive Officer         Senior Vice President and Chief
(principal executive officer)                 Financial Officer (principal
                                              financial and accounting officer)


/S/EUNG KYUN AHN                              /S/RICHARD B. C. LEE
-------------------------                     -------------------------
Eung Kyun Ahn                                 Richard B. C. Lee


/S/I JOON AHN                                 /S/STUART S. AHN
-------------------------                     -------------------------
I Joon Ahn                                    Stuart S. Ahn


/S/GEORGE S. CHEY                             /S/CHANG KYU PARK
-------------------------                     -------------------------
George S. Chey                                Chang Kyu Park


/S/KI TAE HONG                                /S/JOSEPH K. RHO
-------------------------                     -------------------------
Ki Tae Hong                                   Joseph K.. Rho


/S/JOON H. LEE                                /S/WON R. YOON
-------------------------                     -------------------------
Joon H. Lee                                   Won R. Yoon

                                  EXHIBIT INDEX


EXHIBIT
NUMBER        DESCRIPTION OF EXHIBIT
-------       ----------------------
   5.1    -   Opinion of Buchalter, Nemer, Fields & Younger, a Professional
              Corporation
  23.1    -   Consent of Deloitte & Touche LLP, Independent Auditors
  23.2    -   Consent of Kim & Lee Corporation, Independent Auditors
  23.3    -   Consent of Buchalter, Nemer, Fields & Younger, a Professional
              Corporation (included in its opinion filed as Exhibit 5.1)
  99.1    -   Hanmi Financial Corporation Year 2000 Stock Option Plan